                                                                   EXHIBIT 10.32



                          POCKET COMMUNICATIONS, INC.

                        Class B Non-voting Common Stock
                             Subscription Agreement


                 THIS SUBSCRIPTION AGREEMENT ("Subscription Agreement") is made by and between POCKET COMMUNICATIONS, INC., a Maryland corporation formerly known as DCR Communications, Inc. (the "Company") and the undersigned (the "Subscriber"), who is subscribing hereby for the number of shares of Class B Non-voting Common Stock, par value one cent ($.01) per share, of the Company (the "Common Stock") set forth below.

                 In consideration of the Company's agreement to sell shares of Common Stock to the Subscriber upon the terms and conditions set forth herein, the Subscriber agrees with, and represents and warrants to, the Company as follows:

A.               SUBSCRIPTION.

                 1. The Subscriber, BOOZ-ALLEN & HAMILTON INC., a corporation organized under the laws of Delaware, hereby subscribes for Ninety-three Thousand Seven Hundred Fifty (93,750) shares of Common Stock ("Shares") at a price of Eight Dollars and 00/100 ($8.00) per share for an aggregate purchase price of Seven Hundred Fifty Thousand Dollars ($750,000) ("Purchase Price"). As consideration for the Shares of Common Stock hereinafter subscribed for, the Subscriber has agreed to provide to the Company customer care system consulting services for the Las Vegas, Nevada, PCS telephone network currently under development by the Company, which services shall have an invoice value as approved by the Company of not less than One Million Five Hundred Thousand Dollars ($1,500,000) and which services shall be provided pursuant to the terms of that certain letter of proposal, dated June 28, 1996, from the Subscriber to the Company ("Customer Agreement"). As invoices are submitted by Subscriber and approved by the Company for services rendered and expenses incurred ("Approved Sum") pursuant to the Customer Agreement, the Company shall pay such invoice and the Subscriber shall accept said payment by the issuance to Subscriber of that number of Shares equal to the Approved Sum divided by eight (8), rounded to the nearest whole Share.

                          Completed Subscription Agreement, including
Attachment A should be sent to:

                          Pocket Communications, Inc.
                          2550 M Street N.W., Suite 200
                          Washington, D.C. 20037

                          Attn:  Daniel C. Riker

                 2.       The Subscriber understands and acknowledges that:

                          (a)     This subscription may be accepted or rejected
in whole or in part by the Company, in its sole and absolute discretion. The Subscriber shall not have any of the rights of a stockholder of the Company, and any sale of Shares of Common Stock to the Subscriber shall not be deemed to occur, until the Subscriber's offer is accepted in writing. The Subscriber shall not have any recourse against the Company if a subscription is rejected in whole or in part. The Company shall notify the Subscriber in writing of the acceptance or rejection of this subscription. Upon acceptance of this subscription, the Company will forthwith return to the Subscriber a copy of this Subscription Agreement duly executed on behalf of the Company;

                          (b)     This subscription is and shall be irrevocable
except that the Subscriber shall have no obligations hereunder in the event that this subscription is for any reason rejected;

                          (c)     No federal or state agency has made any
finding or determination as to the fairness of this offering for investment, nor any recommendation or endorsement of the Common Stock;

                          (d)     Because the Shares have not been registered
under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, the Shares cannot be resold unless subsequently registered under the Act and such laws or an exemption from such registration is available; the Company is not obligated to file a notification under a registration statement under the Act; and the Shares are "restricted securities" as that term is so defined under Rule 144, adopted under the Act, which rule governs the possible disposition of the Shares. The Company is and will be under no obligation to register the Shares under the Act, except as provided in Section A.3 below.

                 3.       The Subscriber and the Company agree that:

                          (a)     Upon the earlier to occur of (i) the
completion of the IPO (hereinafter defined) and (ii) January 31, 1997, if the Lowest Purchase Price received by the Company for Common Stock is less than Eight and 00/100 Dollars ($8.00) per share, the Company shall issue to Subscriber that number of shares of Common Stock (rounded to the nearest whole share) (hereinafter, "Additional Shares") which, when added to the number of Shares to be issued to Subscriber pursuant to the terms of this Subscription Agreement shall result in Subscriber receiving that number of shares of Common Stock that Subscriber would have received in exchange for the Purchase Price if, as of the date of this Subscription Agreement, the per share purchase price for the Common Stock had been the Lowest Purchase Price. For purposes of this Subscription





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
Agreement, unless expressly provided otherwise, the term "Shares" shall include Additional Shares, if any. The "Lowest Purchase Price" shall be the lowest per share purchase price paid to the Company for the Common Stock from and after August 1, 1996 until the first to occur of (i) the completion of the IPO and
(ii) January 31, 1997; provided, however, that the following transactions shall not be included in determining the Lowest Purchase Price: (a) a sale or issuance of securities pursuant to any agreement entered into prior to the date hereof, including, but not limited to, the issuance of securities pursuant to warrants or conversion rights granted by the Company; (b) a sale or issuance of securities, including options, that are issued exclusively to Control Group members (as that term is defined in Part 24 of the rules and regulations of the FCC); (c) a sale or issuance of securities, including options, to (i) employees and/or directors of the Company pursuant to stock option, stock bonus or stock incentive and/or compensation plans duly approved by the Board of Directors of the Company, (ii) any third parties who receive or are issued securities solely as a finder's fee, consulting fee, brokerage fee or as compensation for identifying investors in the Company, (iii) any person or entity as consideration of the purchase by the Company of assets and/or services, including, but not limited to, the purchase of names or marks or the right to use names or marks, (iv) Gloria Borland, Gloria Borland Hawaii PCS, Inc. or any affiliate thereof, or (v) any partner(s) in DCR Pacific PCS Limited Partnership or any affiliate of any partner(s) in exchange for or in connection with their interests in the Partnership; and (d) a repurchase by the Company and/or a resale by the Company or others (including, for purposes hereof, any issuance and sale by the Company of up to One Million Eight Hundred Thousand Seven Hundred Twenty-nine (1,800,729) shares of its common stock at $.83 per share, which sale is related to such repurchase) of any and all shares of common stock of the Company currently held by Westinghouse Electric Corporation, and any assignment thereof.

                          (b)     All references to Common Stock in this
Subscription Agreement shall mean Class B Non-voting Common Stock, par value one cent ($.01) per share, as the same may be modified or exchanged in any reclassification or recapitalization of the Company. The recapitalization currently contemplated by the Company provides for the exchange of all shares of Class A Common Stock held Non-Control Group Investors, par value $.01 per share, and all shares of Class B Non-Voting Common Stock, par value $.01 per share, into shares of Class B Voting Common Stock, par value $.01 per share.

                          (c)     The Company agrees to endeavor to register
the Shares through a "shelf registration" to be filed with the Securities and Exchange Commission ("Commission") following any applicable lock-up period after the IPO, which lock-up period is anticipated to be approximately one hundred eighty (180) days. In the event that such a shelf registration shall not become effective





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
within ninety (90) days following the end of the IPO lock-up period, the Subscriber shall have the right to two (2) demands for registration of the Shares held by the Subscriber at the expense of the Company (except for underwriters' discounts and brokers' commissions, which shall be payable by the Subscriber). With respect to each and every registration effected pursuant to the terms and provisions hereof, each such registration shall be subject to any cutback that is required by the Company's underwriters. At the Company's election, other holders of the Company's Common Stock shall have the right to piggyback on any such registration; provided, however, that in the event of any cutback required by the underwriters, the cutback will be made pro rata among the Subscriber and all persons exercising such registration rights. In addition, the Subscriber shall have unlimited piggyback rights with respect to any other Company registration statement other than the IPO (whether or not such relates to shares being sold by the Company or others), subject to underwriters' cutback; provided, however that any cutback by the underwriters will be made pro rata among the Subscriber and all persons exercising such registration rights.

                          (d)  Subscriber covenants and agrees to furnish to
the Company annually a list of any commercial mobile radio service or private mobile service ("CMRS") licenses attributable to Subscriber and to the Company by virtue of Subscriber's investment in the Company pursuant to 47 CFR Sections
24.206 and 20.6.

                          (e)  For purposes of this Subscription Agreement, IPO
means the first sale of stock of the Company to the public through an underwritten public offering where the Corporation's securities are listed on an established national stock exchange or are admitted to quotation on the National Association of Securities Dealer Automated Quotation System, which produces gross proceeds of at least Twenty-Five Million and 00/100 Dollars ($25,000,000) pursuant to a registration statement filed with, and declared effective by, the Commission under the Act.

B.               REPRESENTATIONS AND WARRANTIES

                 1. The Subscriber hereby represents, warrants and agrees that:

                          (a)     It is acquiring the Shares for its own
account for investment and not with a view to distribution or resale, and agrees (i) not to sell, hypothecate, or otherwise dispose of the Shares unless the Shares have been registered under the Act and applicable state securities laws or, in the opinion of counsel approved by the Company, an exemption from the registration requirements of the Act and such laws is available and (ii) not to act in any way that would constitute it be an "underwriter" of such shares within the meaning given that term by the Act;





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
                          (b)     Each of the answers in the Purchaser
Questionnaire, which is attached to this Subscription Agreement as Attachment A and incorporated by reference herein, is true, complete, and correct;

                          (c)     It is a sophisticated investor with a high
degree of business sophistication and it is not relying on the expertise or experience of an advisor in making this investment decision; it is a sophisticated institutional or corporate investor as well as an "accredited investor" as defined in Rule 501(a) under the Act; the Subscriber agrees to provide such additional information as may be reasonably required by the Company for compliance with any applicable state or federal securities laws;

                          (d)     It has adequate net worth and means of
providing for its current needs and could sustain a complete loss of its investment in the Company; it has no need for liquidity in this investment in the Shares.

                          (e)     It has received and reviewed all financial
and other information that has been provided by the Company, including the Descriptive Memorandum of the Company dated June, 1996 ("Descriptive Memorandum"); the Company has made available to it all documents that have been requested relating to an investment in the Company and has provided it the opportunity to ask, and has provided answers to, all of its questions concerning the offering and investment in the Company; and, in evaluating the suitability of an investment in the Company, it has relied only on the information contained in any documents or written answers so furnished to it by the Company;

                          (f)     It recognizes that investment in the Company
involves substantial risks and that it has taken full cognizance of and understands all of the risks related to the purchase of Shares, including but not limited to those set forth under the caption "Risk Factors" in the Descriptive Memorandum;

                          (g)     It has had the opportunity to discuss with
appropriate professional, legal, tax and financial advisors the suitability of an investment in the Company for the Subscriber's particular financial situation;

                          (h)     The Subscriber is acquiring the interest in
the Company after having received and reviewed such financial information and other data as was necessary in order to make an informed investment decision;

                          (i)     No statement, printed material, or inducement
that is contrary to the information contained in the Descriptive Memorandum has been given or made on behalf of the Company to the Subscriber; and





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
                          (j)     Subscriber does not own five percent (5%) or
more of the ownership interests (as such term is defined in 47 CFR Section 24.229) in any other entity that bid in the FCC C-Block Auction, or the FCC C-Block Reauction or hold any officer or director positions attributable to the Subscriber in such entities. Subscriber does not own five percent (5%) or more of the ownership interests (as defined in 47 CFR Section 24.229) in any PCS A/B-block licensees or hold any officer or director positions attributable to Subscriber for any such licensee, and does not own five percent (5%) or more of the ownership interests (as defined in 47 CFR Sections 24.204 and 20.6) in any cellular, SMRS or other CMRS licensee or applicant or hold any officer or director positions attributable to Subscriber in such entities.

                          (k)     The Subscriber is a corporation duly
organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction in which the conduct of the business of the Subscriber would require such registration or qualification and in which the failure to so qualify could have a material adverse effect on the business of the Subscriber.

                          (l)     The execution, delivery and performance by
the Subscriber of this Subscription Agreement have been duly authorized by all necessary action and this Subscription Agreement has been duly executed and delivered and, when executed and delivered by the Company, will constitute the legal, valid, binding and enforceable obligation of the Subscriber, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                          (m)     Neither the execution and delivery of this
Agreement by the Subscriber, nor the consummation of the transactions herein contemplated will, with or without the giving of notice or the passage of time, or both, violate or conflict with, result in a material breach of, loss of rights or constitute a default under any covenant or agreement to which the Subscriber is a party or by which the Subscriber is bound, or any judgment, order, decree, law, rule or regulation to which the Subscriber is subject, or its certificate of incorporation or by-laws.

                          (n)     The Subscriber is not subject to any order,
judgment, decree or governmental restriction or a party to or threatened with any litigation or arbitration, or other legal or administrative proceeding investigation of any kind which would





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
materially adversely affect, or which would prevent or hamper the transactions contemplated by this Subscription Agreement; and the Subscriber is not charged with, or to its knowledge under investigation with respect to any violation of any provision of any federal, state or local law or administrative rule or regulation or the decree of any court by which the Subscriber is bound which would materially adversely affect, or which would prevent or hamper the transaction contemplated by this Subscription Agreement.

                          (o)     All corporate proceedings of the Subscriber
including, without limitation, all actions of the shareholders and/or directors of the Subscriber, if any, necessary to approve the transactions contemplated by this Subscription Agreement have been taken or will be taken prior to the Closing Date.

                          (p)     It has full corporate power, authority and
legal right to execute, deliver and perform its obligations under this Subscription Agreement.

                 THE FOREGOING REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER ARE TRUE AND ACCURATE AS OF THE DATE OF THE ACCEPTANCE HEREOF BY THE COMPANY AND THE ADMISSION OF THE SUBSCRIBER AS A STOCKHOLDER. IF IN ANY RESPECT SUCH REPRESENTATIONS AND WARRANTIES SHALL NOT BE TRUE AND ACCURATE PRIOR THERETO, THE SUBSCRIBER WILL GIVE WRITTEN NOTICE OF SUCH FACT TO THE COMPANY, SPECIFYING WHICH REPRESENTATIONS AND WARRANTIES ARE NOT TRUE AND ACCURATE AND THE REASONS THEREFOR.

                 2. The Company hereby represents, warrants and agrees that:

                          (a)     The Company is a corporation duly organized,
validly existing and in good standing under the laws of the state of its organization and is qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction in which the conduct of the business of the Company would require such registration or qualification and in which the failure to do so or the failure to so qualify could have a material adverse effect on the business of the Company.

                          (b)     The execution, delivery and performance by
the Company of this Subscription Agreement have been duly authorized by all necessary action and this Subscription Agreement has been duly executed and delivered and constitutes the legal, valid, binding and enforceable obligation of the Company, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, receivership, conservatorship, or other similar laws, regulations or procedures of general applicability now or hereafter in effect relating to or affecting creditors' or other obligees' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).





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
                          (c)     Neither the execution and delivery of this
Subscription Agreement by the Company, nor the consummation of the transactions herein contemplated in accordance with the conditions set forth herein, will, with or without the giving of notice or the passage of time, or both, violate or conflict with, result in a material breach of loss of rights, or constitute a default under, any covenant or agreement to which the Company is a party or by which the Company is bound, or any judgment, order, decree, law, rule or regulation to which the Company is subject, or its certificate of incorporation or by-laws.

                          (d)     Except as disclosed on Schedule 2(e) and
rulemaking proceedings of general applicability, the Company is not subject to any order, judgment, decree or governmental restriction or a party to or threatened with any litigation or arbitration, or other legal or administrative proceeding investigation of any kind which would materially adversely affect, or which would prevent or hamper the transactions contemplated by this Subscription Agreement; and the Company is not charged with, or to its knowledge under investigation with respect to any violation of any provision of any federal, state or local law or administrative rule or regulation or the decree of any court by which the Company is bound which would materially adversely affect, or which would prevent or hamper the transaction contemplated by this Subscription Agreement.

                          (e)     All corporate proceedings of the Company
including, without limitation, all actions of the shareholders and/or directors of the Company, if any, necessary to approve the transactions contemplated by this Subscription Agreement have been taken or will be taken prior to the Closing Date.

                          (f)     It has full corporate power, authority and
legal right to execute, deliver and perform its obligations under this Subscription Agreement.

                          (g)     Relying in part on the representations and
warranties of the Company set forth in Section B.1 above, the offering of the Shares to the Company is exempt from registration under the Act.

                          (h)     The Shares of Common Stock subscribed for
(other than the Additional Shares, the number of which cannot be determined) have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.





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
C.               TRANSFER RESTRICTIONS

                 1. The certificates evidencing the Shares of the Company shall include provisions substantially in the form of the legend set forth below, which the Subscriber has read and understands:

                 THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES ACTS (THE "STATE ACTS") NOR IS SUCH REGISTRATION CONTEMPLATED. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT OR THE STATE ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF DIRECTORS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE BOARD OF DIRECTORS OF SUCH OTHER EVIDENCE SATISFACTORY TO THE BOARD OF DIRECTORS TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT OR STATE ACTS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                 2. The Company shall, from time to time, make stop transfer notations in the Company's records to insure compliance with the Act and the State Acts.

                 3. By accepting the certificates bearing the aforesaid legend, the Subscriber agrees, prior to any transfer of the Shares of the Company represented by the certificates, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer and to deliver to the Company an opinion of counsel satisfactory to the Board of Directors of the Company that registration is not required for such transfer ("Opinion") or the submission to the Board of such other evidence satisfactory to the Board of Directors to the effect that any such transfer will not be in violation of the Act or State Acts or any rule or regulation promulgated thereunder. Upon receiving such notice and Opinion (or other satisfactory submission), the following provisions shall apply:

                          (a)     The Company shall promptly thereafter notify
the stockholder desiring to transfer such shares of Common Stock, whereupon such stockholder shall be entitled to transfer such shares of Common Stock, all in accordance with the terms of the notice and Opinion delivered by such stockholder to the Company and upon such further terms and conditions as shall be required by the Company to assure compliance with the Act and the State Acts, and the Company will deliver, upon surrender of the certificate evidencing such shares of Common Stock, a new certificate not bearing a legend of the character set forth above if such counsel agrees that such legend is no longer required under the Act and the State Acts.





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
                          (b)     If, in the opinion of counsel for the
Company, the proposed transfer of such shares of Common Stock may not be effected without registration of such shares of Common Stock under the Act and the State Acts, a copy of such opinion shall be promptly delivered to the stockholder who has proposed such transfer, and such proposed transfer shall not be made unless such registration is then in effect.

D.               INDEMNIFICATION

                 1. The Subscriber recognizes that the sale of the Shares to the Subscriber is being made in reliance upon Subscriber's agreements, representations and warranties set forth in this Subscription Agreement. The Subscriber hereby agrees to indemnify the Company, its agents and controlling persons for, and to hold each of them harmless against, any liability, loss, damage, cost or expense (including reasonable attorneys' fees):

                          (a)     arising from any sale or distribution of the
Shares by the Subscriber in violation of the Act, the State Acts or any other applicable law; and/or

                          (b)     which they may incur by reason of or in
connection with any misrepresentation made by the Subscriber with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement; and/or

                          (c)     arising from any breach by Subscriber of any
such representations and warranties or any failure to fulfill any covenants or agreements set forth herein.

                 2. The Company hereby agrees to indemnify the Subscriber, its agents and controlling persons for, and to hold each of them harmless against, any liability, loss, damage, cost or expense (including reasonable attorneys' fees):

                          (a)     arising from any sale or distribution of the
Shares by the Company in violation of the Act, the State Acts or any other applicable law; and/or

                          (b)     which they may incur by reason of or in
connection with any misrepresentation made by the Company with respect to the matters about which representations and warranties are required by the terms of this Subscription Agreement; and/or

                          (c)     arising from any breach by Company of any
such representations and warranties or any failure to fulfill any covenants or agreements set forth herein.





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
E.               EXECUTION OF AGREEMENT

                 If this Subscription Agreement is executed and delivered on behalf of a partnership, corporation, limited liability company, trust, or other entity, (1) the undersigned has been duly authorized to execute and deliver this Subscription Agreement and all other instruments executed and delivered on behalf of such partnership, corporation, limited liability company, trust, or other entity in connection with the purchase of the Common Stock, (2) the signature of the undersigned is binding upon such partnership, corporation, limited liability company, trust, or other entity, (3) the Subscriber has not been organized or reorganized for the specific purpose, among other purposes, of acquiring shares of Common Stock of the Company, (4) if a corporation, a copy of corporate resolutions authorizing and approving the purchase of Common Stock hereunder, and the execution of any documents related thereto, has been delivered with their Subscription Agreement, and (5) the undersigned has delivered herewith the underlying partnership agreement, corporate charter documents, operating agreement or trust agreement of such entity and such other evidence of the ability of such partnership, corporation, limited liability company, trust, or other entity to purchase the Shares as may be requested by the Company.

F.               MISCELLANEOUS

                 1. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural as the identity of the person or persons may require.

                 2. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered or certified mail, return receipt requested.

                 3. Failure of the Company to exercise any right or remedy under this Subscription Agreement or any other agreement, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

                 4. The Subscriber and the Company agree that the respective representations, warranties and agreements made by the Company and the Subscribers herein or in any such certificate or other instrument shall survive the delivery of and payment for the Common Stock.

                 5. The Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Maryland and, to the extent applicable, the laws of the





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
United States of America. This Subscription Agreement and the rights, powers, and duties set forth herein shall be binding upon the Subscriber, its legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provisions hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

                 6. The undersigned certifies under the penalties of perjury that the social security number or employer identification number provided below and the information provided below with respect to Section 3406(a)(1)(C) of the Internal Revenue Code of 1986, as amended, is true, correct and complete.

                 7. This Subscription Agreement (which incorporates the Descriptive Memorandum by reference) states the entire agreement and understanding of the parties and shall supersede all prior agreements and understandings including but not limited to any term sheets previously provided to the Subscriber. No amendment of this Subscription Agreement shall be made without the express prior written consent of the parties.

                 8. This Subscription Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall together constitute one instrument.

                 By executing this Subscription Agreement below, the Subscriber agrees to be bound by all the terms, provisions, warranties and conditions contained herein. Upon acceptance by the Company, this Subscription Agreement shall be binding on both parties.

                 IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement as of the 19th day of August, 1996.

     The Common Stock subscribed for hereby is being purchased as follows:

                   (Check One)

                       Partnership
                 -----
                       As Custodian, Trustee or Agent for ____________.
                 -----
                   X   Corporation
                 -----
                       Limited Liability Company
                 -----

                                          SUBSCRIBER:

                                           BOOZ-ALLEN & HAMILTON INC.
                                          ---------------------------
                                          Full Name of Entity

/s/ EDWARD G. GALGAY                      By:  /s/ MARTIN G. HYMAN   (SEAL)
------------------------                      -----------------------
    Edward G. Galgay
    Vice President                             Martin G. Hyman
                                          --------------------------------
                                          Print Name of Individual signing

                                               Vice President
                                          --------------------------------
                                          Print capacity of individual
                                          signing


                                                36-2513626
                                          --------------------------------
                                          Employer Identification Number


                                               101 Park Avenue
                                          --------------------------------
                                          Business Address
                                              New York, NY  10178
                                          --------------------------------

                                                  212-697-1900
                                          --------------------------------
                                          Business Phone Number


This Subscription Agreement is
hereby confirmed and accepted:

POCKET COMMUNICATIONS, INC.


BY:    /s/ DANIEL C. RIKER
   ------------------------------------
   Daniel C. Riker,
   Chairman of the Board and CEO

Date:    August 19, 1996
      -------------




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